                                   16,000,000
                           TRUST PREFERRED SECURITIES

                                 SSBH CAPITAL I
                  7.200% Trust Preferred Securities (TRUPS(R))

              (Liquidation amount $25 per Trust Preferred Security) guaranteed to the extent set forth in the Prospectus
                      Supplement dated January 23, 1998 by

                       SALOMON SMITH BARNEY HOLDINGS INC.

                             UNDERWRITING AGREEMENT

                                                                January 23, 1998
SMITH BARNEY INC.
A. G. EDWARDS & SONS, INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
    As Representatives of the Several Underwriters
    c/o SMITH BARNEY INC.
    388 Greenwich Street
    New York, New York  10013

Ladies and Gentlemen:

      SSBH Capital I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C. Section 3801 et seq.), proposes, upon the terms and conditions set forth herein, to issue and sell 7.200% Trust Preferred Securities (TRUPS(R)) with an aggregate liquidation amount equal to $400,000,000 (the "Preferred Securities") to the several Underwriters named in Schedule I hereto (the "Underwriters") for whom you (the "Representatives") are acting as representatives.

      The Preferred Securities are to be issued pursuant to the terms of a declaration of trust, dated as of December 19, 1996 as amended and restated as of January 28, 1998 (the "Declaration"), among Salomon Smith Barney Holdings Inc., a Delaware corporation (the "Company" and, together with the Trust, the "Offerors"), as sponsor, the trustees named therein (the "SSBH Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Declaration is qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Pursuant to the Declaration, the number of SSBH Trustees will initially be four. Two of the SSBH Trustees (the "Regular Trustees") will be persons who are employees or officers of, or affiliated with, the Company. The third SSBH Trustee will be a financial institution unaffiliated with the Company that will serve as property trustee under the Declaration and as indenture trustee with respect to the Preferred Securities for purposes of the Trust Indenture Act (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one SSBH Trustee will have a principal place of business or reside in the State of Delaware, and meet the requirements of the Delaware Act (the "Delaware Trustee"). Initially, The Chase Manhattan Bank, a New York banking association ("Chase"), will act as the Institutional Trustee and Chase Manhattan Bank Delaware, a banking association with its principal place of business in the State of Delaware, will act as the Delaware Trustee until removed or replaced by the holder of the Common Securities. The Preferred Securities will be guaranteed by the Company on a subordinated basis with respect to distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") pursuant to the Preferred Securities Guarantee Agreement dated as of January 28, 1998 (the "Guarantee Agreement") between the Company and Chase, as Trustee (the "Guarantee Trustee"). The assets of the Trust will consist of 7.200% Junior Subordinated Deferrable Interest Debentures due January 28, 2038 (the "Subordinated Debentures") of the Company which will be issued under an indenture, dated as of January 28, 1998 (the "Indenture"), between the Company and Chase, as Trustee (the "Indenture Trustee"). Under certain circumstances, the Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The Preferred Securities, the Guarantee and the Subordinated Debentures are referred to herein as the "Securities."

      The Offerors wish to confirm as follows their agreement with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Preferred Securities by the Underwriters.

      1. Representations and Warranties. The Offerors represent and warrant to, and agree with, each of you as set forth below in this Section 1.

      (a) A registration statement on Form S-3 (File No. 333-38931), including a prospectus, relating to the Securities has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement; any such amendment to the Registration Statement was so prepared and filed and any such amendment has become effective. A prospectus supplement (the "Prospectus Supplement"), including a prospectus, relating to the Securities has been so prepared and will be filed pursuant to Rule 424 under the Act. Copies of such registration statement and prospectus, any such amendment or supplement, the Prospectus Supplement and all documents incorporated by reference therein which were filed with the Commission on or prior to the date hereof have been delivered to you. Such registration statement and prospectuses, as amended or supplemented to the date hereof and as supplemented by the Prospectus Supplement, are herein collectively referred to as the "Registration Statement" and the "Prospectus," respectively. Any references herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed


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
with the Commission on or prior to the date of the Terms Agreement, and any reference to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document with the Commission deemed to be incorporated by reference therein after the date of the Terms Agreement.

      (b) The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the Registration Statement and the Prospectus, as of the date hereof and at the Closing Date (as hereinafter defined), and any amendment or supplement thereto, conformed or will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; and no such document included or will include an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to (i) statements or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through you, specifically for use in the preparation thereof or (ii) that part of the Registration Statement which shall constitute Statements of Eligibility (Forms T-1) under the Trust Indenture Act of each of the Institutional Trustee, the Guarantee Trustee and the Indenture Trustee.

      (c) The documents incorporated by reference in the Registration Statement or Prospectus, when they became effective or were filed with the Commission, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), conformed and any documents so filed and incorporated by reference after the date hereof will, when they are filed with the Commission, conform, in all material respects to the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

      2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $25 per Preferred Security, plus accrued distributions, if any, from January 28, 1998, the number of Preferred Securities set forth opposite the name of such Underwriter in
Schedule I hereto (or such number of Preferred Securities increased as set forth in Section 8 hereof).

      The Company agrees that, in view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Subordinated Debentures, it shall pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment of the proceeds therein, on the Closing Date, $.7875 per Preferred Security; provided, that such compensation will be $.50 per Preferred Security for sales to certain institutions.

      3. Delivery and Payment. Delivery of and payment for the Preferred Securities shall be made at 10:00 AM, New York City time, on January 28, 1998, or at such time on such later date not more than three Business Days after the foregoing date as the


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Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Preferred Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

      4. Agreements of the Offerors. The Offerors jointly and severally agree with the several Underwriters as follows:

      (a) The Offerors will cause the Prospectus Supplement to be filed pursuant to Rule 424 under the Act and will notify you promptly of such filing. During the period in which a prospectus relating to the Securities is required to be delivered under the Act, the Offerors will notify you promptly of the time when any amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Offerors will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus, which, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; the Offerors will file no amendment or supplement to the Registration Statement or the Prospectus (other than any prospectus supplement relating to the offering of securities other than the Securities registered under the Registration Statement or any document required to be filed under the Exchange Act which upon filing is deemed to be incorporated by reference therein) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing; and the Offerors will furnish to you at or prior to the filing thereof a copy of any such prospectus supplement or any document which upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus.

      (b) The Offerors will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

      (c) Within the time during which a prospectus relating to the Securities is required to be delivered under the Act, the Offerors will comply with all requirements imposed upon the Offerors by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a


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
material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Offerors will promptly notify you and you will amend or supplement the Registration Statement or the Prospectus (at the expense of the Offerors) so as to correct such statement or omission or effect such compliance.

      (d) The Offerors will use their best efforts to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate, to maintain such qualifications in effect so long as required for the distribution of the Securities and, if requested by the Underwriters, to arrange for the determination of the legality of the Securities for purchase by institutional investors, except that neither the Company nor the Trust shall be required in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

      (e) The Offerors will furnish to the Underwriters copies of the Registration Statement and the Prospectus (including all documents incorporated by reference therein), and all amendments and supplements to the Registration Statement or the Prospectus which are filed with the Commission during the period in which a prospectus relating to the Securities is required to be delivered under the Act (including all documents filed with the Commission during such period which are deemed to be incorporated by reference therein), in each case in such quantities as you may from time to time reasonably request.

      (f) The Offerors will make generally available to its security holders and to you as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424 under the Act, which shall satisfy the provisions of Section 11(a) of the Act.

      (g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of the Offerors' obligations hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Securities, all fees and expenses of the Offerors' counsel and accountants, and all costs and expenses incident to the preparing, printing, filing and distributing of all documents relating to the offering, and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred by them in connection with the matters referred to in Section 4(d) hereof and the preparation of memoranda relating thereto, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Securities, and for any fees charged by investment rating agencies for rating the Securities. If the sale of Securities provided for in this Agreement is not consummated by reason of any failure, refusal or inability on the part of the Offerors to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Offerors is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket


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
disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with the proposed purchase and sale of the Securities.

      (h) Each of the Trust and the Company agree, during the period beginning on the date of this Agreement and continuing to and including the date that is 60 days after the Closing Date, not to offer, sell, contract to offer, sell or otherwise dispose of any preferred securities or any other securities (including any backup undertakings for such securities) of the Company or of the Trust, in each case that are substantially similar to the Preferred Securities, or any securities convertible into or exchangeable for the Preferred Securities or such substantially similar securities of either the Trust or the Company, except preferred securities offered pursuant to the Basic Prospectus, without the prior written consent of Smith Barney Inc.

      5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein shall be subject to the accuracy, as of the date of this Agreement and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Offerors herein, to the performance by the Offerors of their obligations hereunder, and to the following additional conditions:

      (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

      (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Preferred Securities; (ii) any downgrading in the rating of the Preferred Securities or the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;
(iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

      (c) You shall have received an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Offerors, substantially in the form attached hereto as Exhibit A.


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
      (d) You shall have received an opinion, dated the Closing Date, of Robert
H. Mundheim, Secretary and General Counsel of the Company, substantially in the form attached hereto as Exhibit B.

      (e) You shall have received an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Company and the Trust, substantially in the form attached hereto as Exhibit C.

      (f) You shall have received an opinion, dated the Closing Date, of Seward & Kissel, counsel to Chase, substantially in the form attached hereto as Exhibit D.

      (g) You shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and other related matters as you may reasonably require, and the Trust and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

      (h) The Company and the Trust shall each have furnished to you a certificate, dated the Closing Date, and, in the case of the Company, signed by either Co-Chairman of the Board, any Vice Chairman, the Treasurer, any Deputy Treasurer or any Vice President and by the principal financial or accounting officer of the Company, and, in the case of the Trust, signed by one of the Regular Trustees, to the effect that each signatory of such certificate has carefully examined the Registration Statement, as amended as of the date of such certificate, the Prospectus, as amended and supplemented as of the date of such certificate, and this Agreement and that:

            (i) the representations and warranties of the Company or the Trust, as the case may be, in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust, as the case may be, has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

            (ii) no stop order suspending the effectiveness of either Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to their knowledge, threatened;

            (iii) the Registration Statement, including any supplements or amendments thereto, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, including any supplements or amendments thereto, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and since the effective date of the Registration Statement there has not occurred any event concerning which information is required to be


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
      contained in an amended or supplemented Prospectus concerning which such information is not contained therein; and

            (iv) there have been no material adverse changes in the general affairs of the Company and its subsidiaries taken as a whole or the Trust or in their financial position as shown by information contained in the Registration Statement and the Prospectus, other than changes disclosed in or contemplated by the Registration Statement and the Prospectus.

      (i) Coopers & Lybrand L.L.P. (and to the extent necessary, as determined by the Company, Arthur Anderson LLP) or another nationally recognized independent accounting firm, shall have furnished to you a letter or letters, dated the Closing Date, substantially in the form heretofore approved by you.

      (j) The Preferred Securities shall have been registered under the Exchange Act and shall have been listed or approved for listing, upon notice of issuance, on the New York Stock Exchange.

      (k) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

      6. Indemnification and Contribution. (a) Each of the Trust and the Company will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement when it became effective, or in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim damage, liability or action; provided, however, that the Offerors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Offerors by or on behalf of any Underwriter through you, specifically for use in the preparation thereof.

      (b) Each Underwriter will indemnify and hold harmless the Trust and the Company against any losses, claims, damages or liabilities to which the Trust or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of such registration statement when it became effective, or in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Offerors by or on behalf of any Underwriter, through you, specifically for use in the preparation thereof, and will reimburse the Trust and the Company for any legal or other expenses reasonably incurred by the Trust and the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

      (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other from the offering of the Preferred Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Preferred Securities (before deducting expenses) received by the Trust bear to the total commissions received by the Underwriters, in each case as set forth in the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection
(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute shall be several in proportion to their respective underwriting obligations and not joint. Promptly after receipt by an indemnified party under this subsection (d) of the notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this subsection (d), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in subsection (c) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this subsection (d).

      (e) The obligations of the Offerors under this Section 6 shall be in addition to any liability which the Offerors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company and SSBH Trustee who has signed the Registration Statement, and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

      7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company or the Trust herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons, or the Company or any of its officers, directors or any controlling persons, or the Trust or the SSBH Trustees and shall survive delivery of and payment for the Securities.

      8. Substitution of Underwriters. (a) If any Underwriter or Underwriters shall fail to take up and pay for the principal amount of Preferred Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Preferred


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
Securities in accordance with the terms hereof, and the principal amount of Preferred Securities not purchased does not aggregate more than 10% of the total principal amount of the Preferred Securities, the remaining Underwriters shall be obligated to take up and pay for (in proportion to the respective underwriting obligations hereunder as set forth herein except as may otherwise be determined by you) the Preferred Securities which the withdrawing or defaulting Underwriters agreed but failed to purchase.

      (b) If any Underwriter or Underwriters shall fail to take up and pay for the principal amount of Preferred Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Preferred Securities in accordance with the terms hereof, and the principal amount of Preferred Securities not purchased aggregates more than 10% of the total principal amount of Preferred Securities, and arrangements satisfactory to you and the Offerors for the purchase of such Preferred Securities by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not to exceed seven full business days, as you shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. In the event of any such termination, the Offerors shall not be under any liability to any Underwriter (except to the extent provided in Section 4(g) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the principal amount of Preferred Securities agreed by such Underwriter to be purchased under this Agreement) be under any liability to the Offerors (except to the extent provided in Section 6 hereof). Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Offerors and any non-defaulting Underwriter for damages occasioned by its default hereunder.

      9. Termination of Agreement. You shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (i) the Company or the Trust shall have failed, refused or been unable, at or prior to the Closing Date, to perform, in any material respect, any agreement on its part to be performed hereunder, or (ii) any other condition of the Underwriters' obligations is not fulfilled in all material respects. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g) and Section 6 shall at all times be effective. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, telecopy or telegram, confirmed by letter.

      10. Notices. Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Offerors, to the Company, or to the Trust care of the Company, at the office of the Company at 388 Greenwich Street, New York, New York 10013,
Attention: Treasurer; or (ii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

      11. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Trust and the Underwriters and their respective successors and the controlling persons, officers and directors referred to in Section 6 hereof, and no other person shall have any right or obligation hereunder.

In all dealings with the Company and the Trust under this Agreement, you shall act on behalf of each of the several Underwriters, and any action under this Agreement taken by you or by any one of you designated in the Terms Agreement will be binding upon all the Underwriters.

      12. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      13. Counterparts. The Terms Agreement may be executed by one or more of you, the Company and the Trust in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same Agreement.

      Please confirm that the foregoing correctly sets forth the agreement among the Trust, the Company and the several Underwriters.

                                   Very truly yours,


                                   SSBH CAPITAL I


                                   By  /s/ Charles W. Scharf
                                       ---------------------------------
                                   as Regular Trustee

                                   By  /s/ Michael J. Day
                                       ---------------------------------
                                   as Regular Trustee

                                   SALOMON SMITH BARNEY HOLDINGS INC.

                                   By  /s/ Charles W. Scharf
                                       ---------------------------------
                                         Name: Charles W. Scharf
                                         Title: Chief Financial Officer

Confirmed as of the date first above mentioned on behalf of themselves and the other several Underwriters named in Schedule I hereto.

SMITH BARNEY INC.


As Representatives of the Several Underwriters

By SMITH BARNEY INC.


By  /s/ Jane E. Wiest
    ---------------------------------
      Vice President

                                   SCHEDULE I


                                 SSBH CAPITAL I
                  7.200% Trust Preferred Securities (TRUPS(R))

                                                            Number of Firm
                                                              Preferred
Underwriters                                                  Securities
------------                                                  ----------
Smith Barney Inc......................................       2,077,500
A.G. Edwards & Sons, Inc..............................       2,076,250
Goldman, Sachs & Co...................................       2,076,250
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated.................................       2,076,250
Morgan Stanley & Co. Incorporated.....................       2,076,250
PaineWebber Incorporated..............................       2,076,250
Prudential Securities Incorporated....................       2,076,250
ABN AMRO Chicago Corporation..........................          95,000
Bear, Stearns & Co. Inc...............................          95,000
BT Alex. Brown Incorporated...........................          95,000
CIBC Oppenheimer Corp.................................          95,000
Dain Rauscher Incorporated............................          95,000
Donaldson, Lufkin & Jenrette
   Securities Corporation.............................          95,000
EVEREN Securities, Inc................................          95,000
JC Bradford & Co......................................          95,000
Piper Jaffray Inc.....................................          95,000
Raymond James & Associates, Inc. .....................          95,000
The Robinson-Humphrey Company, LLC....................          95,000
Advest, Inc...........................................          21,000
Cowen & Company.......................................          21,000
Craigie Incorporated..................................          21,000
Fahenstock & Co. Inc..................................          21,000
Fidelity Capital Markets, a Division of National
   Financial Services Corporation.....................          21,000
Gibraltar Securities Co. .............................          21,000
Gruntal & Co., L.L.C. ................................          21,000
Janney Montgomery Scott, Inc..........................          21,000
Legg Mason Wood Walker, Incorporated..................          21,000
McDonald & Company Securities, Inc....................          21,000
McGinn, Smith & Co., Inc..............................          21,000
Mesirow Financial, Inc................................          21,000
Morgan Keegan & Company, Inc..........................          21,000
Olde Discount Corporation.............................          21,000
Pryor, McClendon, Counts & Co., Inc...................          21,000
Roney & Co., L.L.C....................................          21,000
Tucker Anthony Incorporated...........................          21,000

                                                            Number of Firm
                                                              Preferred
Underwriters                                                  Securities
------------                                                  ----------
U.S. Clearing Corp....................................          21,000
Utendahl Capital Partners, L.P........................          21,000
Wheat, First Securities, Inc..........................          21,000
                                                            ==========
TOTAL.................................................      16,000,000